Exhibit 99.2

ERGATTA, INC.

Financial Statements

December 31, 2025 and 2024

With Independent Auditor’s Report

Independent Auditor’s Report 1

Financial Statements

Balance Sheets 3

Statements of Operations 4

Statements of Changes in Stockholders’ Equity 5

Statements of Cash Flows 6

Notes to the Financial Statements 7

withum
ADVISORY TAX AUDIT

INDEPENDENT AUDITOR'S REPORT

To the Stockholders of
Ergatta, Inc.:

Opinion

We have audited the accompanying financial statements of Ergatta, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2025 and 2024, the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

WithumSmith+Brown, PC 331 Newman Springs Road, Suite 125, Red Bank, New Jersey 07701-6765 T (732) 842 3113 F (732) 741 7292 withum.com

AN INDEPENDENT MEMBER OF HLB - THE GLOBAL ADVISORY AND ACCOUNTING NETWORK

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In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

WithumSmith+Brown, PC

March 30, 2026

2

Ergatta, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash	$3,524	$4,214
Accounts receivable	100	100
Inventory	842	982
Prepaid expenses and other current assets	1,332	2,054
Total current assets	5,798	7,350
Property and equipment, net	1,886	1,726
Operating lease right-of-use assets, net	-	69
Other assets	5	13
Total assets	$7,689	$9,158
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$609	$645
Accrued expenses and other current liabilities	736	832
Deferred revenue, current	2,986	2,954
Operating lease liabilities, current	-	69
Notes payable, net, current	1,773	1,974
Total current liabilities	6,104	6,474
Deferred revenue, non-current	157	118
Notes payable, net, non-current	142	2,039
Total liabilities	6,403	8,631
Stockholders' equity
Preferred stock, $0.0001 par value, 6,242,940 shares authorized as of December 31, 2025 and 2024; 6,234,782 shares issued and outstanding as of December 31, 2025 and 2024	1	1
Common stock, $0.001 par value; 14,300,000 shares authorized as of December 31, 2025 and 2024; 5,953,259 and 5,903,859 shares issued as of December 31, 2025 and 2024, respectively; and 5,925,471 and 5,876,071 shares outstanding as of December 31, 2025 and 2024, respectively	6	6
Additional paid-in capital	36,007	35,905
Accumulated deficit	(34,728)	(35,385)
Total stockholders' equity	1,286	527
Total liabilities and stockholders' equity	$7,689	$9,158

See accompanying Notes to the Financial Statements.

Ergatta, Inc.

Statements of Operations

(in thousands)

	Year Ended December 31,
	2025	2024
Net revenue	$12,443	$13,141
Cost of revenue	5,219	6,048
Gross profit	7,224	7,093
Operating expenses:
Selling and marketing	2,117	2,158
General and administrative	1,839	1,788
Research and development	2,260	2,230
Impairment (reversal) expense	(48)	1,222
Total operating expenses	6,168	7,398
Income (loss) from operations	1,056	(305)
Other expense, net
Interest expense	(503)	(735)
Interest income	103	135
Other (expense) income, net	(2)	113
Total other expense, net	(402)	(487)
Net income (loss) before income taxes	654	(792)
Income tax benefit	(3)	-
Net income (loss)	$657	$(792)

See accompanying Notes to the Financial Statements.

Ergatta, Inc.

Statements of Changes in Stockholders' Equity

(in thousands, except share amounts)

	Series Seed Preferred Stock		Series Seed-1 Preferred Stock		Series Seed-2 Preferred Stock		Series A Preferred Stock		Total Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Amount	Amount
Balance - January 1, 2024	2,188,339	$1	838,870	$-	1,190,150	$-	$2,017,423	$-	$6,234,782	$1	$5,852,922	$6	$35,777	$(34,593)	$1,191
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	23,149	-	10	-	10
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	118	-	118
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(792)	(792)
Balance - December 31, 2024	2,188,339	$1	838,870	$-	1,190,150	$-	$2,017,423	$-	$6,234,782	$1	$5,876,071	$6	$35,905	$(35,385)	$527
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	49,400	-	11	-	11
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	91	-	91
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	657	657
Balance - December 31, 2025	2,188,339	$1	$838,870	$-	1,190,150	$-	$2,017,423	$-	$6,234,782	$1	$5,925,471	$6	$36,007	$(34,728)	$1,286

See accompanying Notes to the Financial Statements.

Ergatta, Inc.

Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$657	$(792)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	826	520
Stock-based compensation expense	79	106
Reversal of provision for returns and credit losses	(5)	-
Amortization of debt issuance costs	95	135
Amortization of operating lease right-of-use assets	69	188
Impairment (reversal) expense	(48)	1,222
Loss on property and equipment disposal	5	1
Changes in operating assets and liabilities:
Accounts receivable	-	(98)
Inventory	188	158
Prepaid expenses and other current assets	722	(1,126)
Other assets	8	-
Accounts payable	(36)	40
Accrued expenses and other current liabilities	(91)	(664)
Deferred revenue	71	100
Operating lease liabilities	(69)	(262)
Net cash provided by (used in) operating activities	2,471	(472)
Cash flows from investing activities:
Expenditures for capitalized software development	(954)	(1,006)
Purchases of property and equipment	(25)	(42)
Net cash used in investing activities	(979)	(1,048)
Cash flows from financing activities:
Principal repayments for notes payable	(2,193)	(800)
Proceeds from exercise of stock options	11	10
Net cash used in financing activities	(2,182)	(790)
Net decrease in cash and restricted cash	(690)	(2,310)
Cash and restricted cash at beginning of year	4,214	6,524
Cash at end of year	$3,524	$4,214
Supplemental disclosure of cash flow information:
Cash paid for interest	$397	$603
Supplemental disclosure of non-cash activities:
Stock-based compensation capitalized for software development	$12	$12

See accompanying Notes to the Financial Statements.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

1. Nature of the Business and Basis of Presentation

Ergatta, Inc. (the “Company” or “Ergatta”), a Delaware Corporation, was incorporated on February 1, 2019. Ergatta is a creator of game-based fitness, combining cardio equipment and gaming software to deliver consumers entertaining and motivating workouts and to create habit-forming fitness behavior over time. The Ergatta experience is designed to bring the power of daily fitness within reach for people that find more motivation in competition and achievement than in charismatic instructors. Ergatta’s flagship product, the Ergatta Luxe Rower, combines a game-based software experience with an elegant and portable connected rowing machine handcrafted from cherry wood and designed to look more like furniture than traditional fitness equipment.

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

2. Summary of Significant Accounting Policies

Significant accounting policies followed by Ergatta in the preparation of the accompanying financial statements are summarized below:

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used in the determination of the allowance for returns, the valuation of inventory, the incremental borrowing rate associated with lease liabilities, internal-use software development costs, impairment of long-lived assets, stock-based compensation expense, and warrants. Actual results could differ from those estimates.

Cash and Concentration of Credit Risk

Cash includes amounts on deposit with two banks. The Company maintains its cash balances at major U.S. financial institutions. At times, the Company’s cash balances with individual banks exceed federally insured limits. The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivable primarily consists of amounts due from software content licensing partners. Accounts receivable are recorded net of an allowance for credit losses. The allowance is based upon a number of factors, including the length of time invoices are past due, historical losses, and management’s assessment of the partner’s ability to pay. At January 1, 2024, accounts receivable, net amounted to $2. The allowance for credit losses was $0 as of December 31, 2025 and 2024.

Inventory

Inventory consists of manufactured components and finished goods stocked in third-party warehouses and purchased goods in transit to customers in cases where revenue is not earned until delivery. Components and finished goods are purchased from contract manufacturers and are stated at the lower of cost or net realizable value on a first-in, first-out basis. The Company assesses the valuation of inventory and

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

periodically adjusts the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions, as well as damaged or otherwise impaired goods. The Company’s inventory balance as of December 31, 2025 amounted to $842, of which $610 is manufactured components to be used in the future assembly of finished goods, $98 is purchased goods in transit to customers, and $134 is apparel and rower accessories finished goods stocked in third-party warehouses. The Company’s inventory balance as of December 31, 2024 amounted to $982, of which $675 is manufactured components to be used in the future assembly of finished goods, $71 is finished goods stocked in third-party warehouses, $99 is purchased goods in transit to customers, and $137 is apparel and rower accessories finished goods stocked in third-party warehouses. During the year ended December 31, 2024, the Company established an estimated reserve for inventory valuation of manufactured components for $247 related to touchscreens that were not yet available for sale to customers. During the year ended December 31, 2025, the Company began selling the touchscreens to customers, leading to new information being available related to the previously established estimate. This resulted in a reversal of $48 of the reserve estimate recorded at December 31, 2024, with the additional $199 of the reserve being reclassified as a write-down of the inventory cost to net realizable value. The ending balance of the inventory valuation reserve as of December 31, 2025 was $0.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization charges have been calculated using the straight-line method. Expenditures on repairs and maintenance are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and therefore included in property and equipment.

The Company capitalizes qualified costs related to internal-use software, software to be sold, leased, or otherwise marketed, and website development during the application development stage, including compensation and consulting costs related to employees and contractors who devote time to the projects. Costs incurred in the preliminary and post-implementation stages are expensed as incurred and are included in research and development in the statements of operations. The Company also capitalizes costs related to upgrades and enhancements when it is probable the expenditures will result in additional functionality. Once the project is available for general release, capitalization ceases and asset amortization begins. Capitalized costs associated with internal-use software and software to be sold, leased, or otherwise marketed are amortized on a straight-line basis over their estimated useful life. The amortization expense related to capitalized software is included in cost of revenue in the statements of operations, unless it is for an internal-use software project that relates directly to another line item of operating expenses.

Leases

The Company categorizes leases with contractual terms longer than 12 months as either operating or finance. Finance leases are generally those leases that allow the Company to substantially utilize or pay for the entire asset over its estimated life. All other leases are categorized as operating leases. The Company has elected that leases with contractual terms of 12 months or less are not recorded on the balance sheet. The Company had no finance leases during 2025 and 2024.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

Lease liabilities and right-of-use assets are recognized at the present value of the fixed lease payments using a discount rate equal to the risk-free rate. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease, including any options to extend lease terms if it is reasonably certain that the option will be exercised.

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with GAAP, which requires that if facts and circumstances indicate that the cost of property and equipment or other assets may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the assets to the assets’ carrying values to determine if a write-down to market value or discounted cash flow value would be required. There were no impairments recorded during the year ended December 31, 2025. During the year ended December 31, 2024, the Company recorded an impairment charge of $66 in connection with its internal-use software.

Vendor Concentration

During 2025 and 2024, the Company had one vendor that individually comprised at least 10% of total cost of revenue. Purchases from this vendor for the years ended December 31, 2025 and 2024 aggregated to approximately 57% and 68%, respectively, of cost of revenue. Accounts payable from this vendor aggregated to approximately 31% and 44% of accounts payable as of December 31, 2025 and 2024, respectively.

Income Taxes

The Company is organized as a corporation for both federal and state purposes under the Internal Revenue Code (“IRC”) and applicable state statutes. The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Under this ASC, deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of the existing assets and liabilities.

The Company follows professional standards regarding accounting for uncertainty in income taxes recognized in the Company’s financial statements. A tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has evaluated its tax positions and has concluded that there are no significant uncertain tax positions for either federal or state purposes for 2025 or 2024. Interest and penalties related to unrecognized tax benefits, which were $0 in 2025 and 2024, are recognized within income tax expense. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

On July 4, 2025, the One Big Beautiful Bill was enacted (“OBBBA”), introducing significant and wide-ranging changes to the U.S. federal tax system. Significant components include restoration of 100% accelerated tax depreciation on qualifying property including expansion to cover qualified production property. Another major aspect includes the return to immediate expensing of domestic research and experimental expenditures (“R&E”) which in some cases may include retroactive application back to 2021 for businesses with gross receipts of less than $31 million or accelerated tax deductions of R&E that was previously

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

capitalized for larger businesses. The legislation also reinstates EBITDA-based interest deductions for tax purposes and makes several business tax incentives permanent. Less favorable business provisions include limitations on tax deductions for charitable contributions.

The OBBBA modified the U.S. International Tax provisions for Global Intangible Low-Taxed Income (“GILTI”), Foreign-Derived Intangible Income (“FDII”), and the Base-erosion Anti-abuse Tax (“BEAT”) effective for tax years starting after December 31, 2025. The tax rate on GILTI, now renamed to Net CFC Tested Income (“NCTI”), is now 12.6%. The FDII rules, now renamed to Foreign Derived Deduction Eligible Income (“FDDEI”), now carry a 14% tax rate on FDDEI eligible income. The OBBBA increases the BEAT rate from 10% to 10.5%.

Revenue Recognition

The Company’s revenue contracts include sales of rower exercise equipment (“Rowers”), upgrade equipment (“Upgrades”), subscription revenue for workout content, and revenue for licensing workout content to third-party platforms. The Company determines the appropriate amount of revenue to be recognized through the following steps in accordance with Topic 606: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when, or as, the Company satisfies a performance obligation.

For sales of Rowers, Upgrades, and the related delivery and installation, the Company determines the transaction price based on consideration expected to be received. Rowers and Upgrades have discrete unit prices that represent fair value, and each is considered to be a separate performance obligation. Revenue is recognized for each product performance obligation at the point in time of delivery to the customer. Revenue is reported net of sales returns and discounts. For Rowers sold through third-party retail partners, revenue is also reported net of commissions and related fees withheld by the retail partner. The Company estimates an allowance for returns based on historical trends, the impact of seasonality, and an evaluation of current economic and market conditions. If actual return rates differ from previous estimates, revenue is adjusted in the period in which such returns occur.

Customers have the option to purchase a third-party extended warranty at the time of purchasing a Rower or Upgrade. The Company pays a fixed premium to the third party for each warranty contract, and all warranty claims are then serviced and paid for by the third party. As the Company acts as an agent in the sale of these warranty contracts, revenue is recognized net of the premium paid at the same time as recognition of the revenue for the associated Rower or Upgrade.

Subsequent to the sale of Rowers and Upgrades, the Company also sells monthly and annual subscriptions to its library of workout content. Customers must have an Ergatta Rower or Upgrade in order to be a subscription customer. There is no obligation of the customer to subscribe to the content and they may cancel at any time for any reason. Revenue is recognized over time (monthly) associated with the value of the subscription at the time the customer is provided access to the fitness content.

In 2024, the Company entered into its first contract to license game-based fitness content to another connected fitness company. This contract included a prepaid fee for development and implementation services as well as recurring monthly licensing fees once the game-based fitness content is available for use by the licensee’s customers. The prepaid fee was to customize the Company’s assets to work with the licensee’s infrastructure and is therefore not a distinct performance obligation from the content licensing services. It is therefore recognized straight-line over the term the licensing services are provided together

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

with the licensing fees. The licensing services commenced during 2025, and revenue for the recurring licensing fees is recognized over time (monthly) as the licensee’s customers are provided access to the fitness content. As of December 31, 2024, the licensing services had not yet commenced, and the prepaid fee was included in deferred revenue in the balance sheets.

The following table summarizes the Company’s net revenue by major product category for the periods presented:

	Year Ended December 31,
	2025	2024
Fitness equipment	$3,965	$5,402
Subscriptions	7,979	7,739
Content licensing	499	-
Total net revenue	$12,443	$13,141

The Company maintains a deferred revenue contract liability balance for its performance obligations for product orders that have been placed but not fulfilled as well as for prepaid annual subscriptions and prepaid implementation services for the remaining months to fulfill the obligation of the content. As of December 31, 2025 and 2024, deferred revenue amounted to $3,143 and $3,072, respectively. At January 1, 2024, deferred revenue amounted to $2,972. There were no contract assets recorded as of December 31, 2025 and 2024.

Cost of Revenue

Cost of revenue includes the cost of Rowers and Upgrades sold, including the cost of shipping, delivery and installation, payment processing fees, music royalties, and personnel-related expenses associated with fulfillment, operations, and customer service.

Selling and Marketing Expenses

The Company expenses selling, marketing, and advertising costs as incurred. Advertising costs amounted to $1,408 and $1,192 for the years ended December 31, 2025 and 2024, respectively, which is included in selling and marketing on the statements of operations.

Research and Development Expenses

The Company expenses research and development costs as incurred related to its Rowers and game-based fitness content. Expenses that meet the criteria for capitalization as internal-use software or software to be sold, leased, or otherwise marketed are capitalized to property and equipment, net on the balance sheets. Research and development expenses amounted to $2,260 and $2,230 for the years ended December 31, 2025 and 2024, respectively.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which modifies the rules on income tax disclosures. Some of the requirements of this ASU are only applicable to public entities. The standard will require private entities to disclose (1) qualitative information about specific categories of reconciling items and individual jurisdictions that result in a significant difference between the statutory and effective tax rate, (2) the amount of income taxes paid (separated between federal, state, and foreign), (3) income or loss from continuing operations before

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

income taxes (separated between domestic and foreign), and (4) income tax expense or benefit from continuing operations (separated by federal, state, and foreign). The new guidance is effective for private entities for annual periods beginning after December 15, 2025. The Company is currently evaluating the effect of adopting this new guidance on its financial statements and related disclosures.

In July 2025, FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This standard update introduces a practical expedient for all business entities to allow businesses to assume that current conditions at the balance sheet date will not change for the remaining life of the asset. It also introduces an accounting policy election for non-public entities that allows for consideration of collection activity after the balance sheet date when estimating expected credit losses. The new guidance is effective for annual periods beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the effect of adopting this new guidance on its financial statements and related disclosures.

In September 2025, FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This standard update is intended to modernize the accounting for software development costs by removing references to prescriptive software development stages. The new guidance is effective for annual periods beginning after December 15, 2027, with early adoption permitted. This standard update permits an entity to apply the new guidance following a prospective, modified, or retrospective approach. The Company is currently evaluating the effect of adopting this new guidance on its financial statements and related disclosures.

3. Property and Equipment

The major classifications of property and equipment as of December 31, 2025 and 2024 are as follows:

	Estimated	December 31,
Asset Class	Useful Life	2025	2024
Equipment	3 years	$69	$79
Furniture and fixtures	5 years	1	1
Internal-use software	1-3 years	3,141	2,099
Software to be sold, leased, or otherwise marketed	3 years	238	-
Software in development		-	314
Licensed content	3 years	47	32
Website	15 years	16	16
Total property and equipment, gross		3,512	2,541
Less: Accumulated depreciation and amortization		(1,626)	(815)
Total property and equipment, net		$1,886	$1,726

Depreciation and amortization expense, charged to operations, amounted to $826 and $520 for the years ended December 31, 2025 and 2024, respectively, of which $755 and $485 related to amortization of capitalized internal-use software costs for the years ended December 31, 2025 and 2024, respectively, and $46 and $0 related to amortization of software to be sold, leased or otherwise marketed for the years ended December 31, 2025 and 2024. The remaining unamortized software to be sold, leased or otherwise marketed was $192 and $0 as of December 31, 2025 and 2024, respectively.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

4. Leases

The Company leases office facilities for various terms under non-cancelable operating lease agreements. In November 2021, the Company entered into an agreement to lease office space in New York, New York until March 2024. This lease required a security deposit of $224 in the form of a letter of credit as well as monthly payments of approximately $56. This lease terminated as of March 31, 2024.

In August 2023, the Company entered into an agreement to lease office space in New York, New York from October 2023 until September 2024. This lease also included a renewal option, which the Company exercised, for an additional 12-month term. The Company elected to utilize the risk-free rate of 5.12% to determine the present value of the lease payments. This lease terminated as of September 30, 2025.

In September 2025, the Company entered into an agreement to lease office space in New York, New York until March 2026. Leases with an initial term of 12 months or less are not recorded on the balance sheets. The Company recognizes rent expense on a straight-line basis over the lease period for short-term leases.

The Company recognized $94 of lease expense for the year ended December 31, 2025, which included $71 of operating lease expense and $23 of short-term lease expense. The Company recognized $197 of lease expense for the year ended December 31, 2024, which consisted entirely of operating lease expense.

Operating cash outflows from operating leases were $71 and $271 for the years ended December 31, 2025 and 2024, respectively.

5. Income Taxes

Net income (loss) before income taxes for the years ended December 31, 2025 and 2024 was as follows:

	December 31,
	2025	2024
United States	$654	$(792)
Foreign	-	-
Total net income (loss) before income taxes	$654	$(792)

The provision for (benefit from) income taxes for the periods presented consisted of the following:

	December 31,
	2025	2024
Current
Federal	$(2)	$(5)
State	(1)	5
Foreign	-	-
Total current (benefit) expense	(3)	-
Deferred
Federal	-	-
State	-	-
Foreign	-	-
Total deferred expense	-	-
Total (benefit from) income taxes	$(3)	$-

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of net deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. The following items comprise the Company’s net deferred tax assets and liabilities for the periods presented:

	December 31,
	2025	2024
Deferred tax assets (liabilities)
Accrued expenses	$87	$157
Allowance for returns	-	4
Inventory reserve	144	129
Deferred revenue	38	29
Transaction costs	15	-
Prepaid expenses	-	(1)
Operating lease liabilities	-	17
Operating lease right-of-use assets	-	(17)
Stock-based compensation	11	11
Capitalized research and development	923	1,808
Research and development tax credits	592	368
Fixed assets	(187)	(542)
Charitable contributions	55	29
Net operating losses	7,778	7,878
Total deferred tax assets	9,456	9,870
Valuation allowance	(9,456)	(9,870)
Net deferred tax assets	$-	$-

The Company continually evaluates the likelihood of the realization of deferred tax assets and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectation of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors. Based on this evaluation, a full valuation allowance has been recorded as of both December 31, 2025 and 2024, as management believes that it is more likely than not that the deferred tax assets will not be realized.

As of December 31, 2025 and 2024, the Company had approximately $26,866 and $26,782, respectively, in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. The Company had approximately $37,572 and $40,236, respectively, in state net operating loss carryforwards available to offset future taxable income that begin expiring in 2039. The utilization of the Company’s net operating losses may be subject to a U.S. federal limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and other similar limitations in various state jurisdictions. Such limitations may result in a reduction of the amount of net operating loss carryforwards in future years and possibly the expiration of certain net operating loss carryforwards before their utilization.

The Company does not have any undistributed earnings.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

6. Debt

On August 8, 2022, the Company entered into a Growth Capital Loan and Security Agreement with TriplePoint Capital LLC (the “TPC loan facility”), which provided for up to $10,000, of which $3,000 was available to be advanced in whole or in parts through September 30, 2023, and the remainder was subject to additional approval and the achievement of specific milestones. For each advance, the Company could select from multiple repayment options with interest rates ranging from the Prime Rate plus 6.00% to the Prime Rate plus 6.75%. The total loan term was 48 months, with options for interest-only periods between 12 to 24 months. An end of term payment ranging from 3.75% to 4.75% is also required. In connection with entering into the TPC loan facility, the Company issued 8,155 warrants to the lender to purchase Series A Preferred Stock at a price of $14.7148 per share with a term of 10 years. The warrants were determined to be equity classified.

On February 1, 2023, the Company drew down $3,000 from the TPC loan facility. The advance option selected provided for interest-only payments for 24 months through February 1, 2025, followed by principal and interest payments for an additional 24 months until maturity on February 1, 2027. Interest is calculated at the Prime Rate plus 6.75%, and an end of term payment of 4.75%, or $143, will be due on February 1, 2027. The Company did not meet the specific milestones to access the rest of the loan facility.

On October 12, 2022, the Company entered into a Loan and Security Agreement with Silicon Valley Bank (the “SVB loan facility”), which provided for up to $3,000, of which $2,000 was available to be advanced in whole or in parts through September 30, 2023, so long as the Company has already received proceeds of at least $3,000 from the TPC loan facility, and the remainder was subject to the achievement of additional milestones. Advances under the SVB loan facility were interest-only until October 1, 2023, and mature on April 1, 2026. Advances bear interest at the rate of Prime plus 1.50%. In connection with entering into the SVB loan facility, the Company issued 16,999 warrants to the lender to purchase common stock at a price of $1.60 per share with a term of 10 years. The warrants were determined to be equity classified.

On March 15, 2023, the Company drew down $2,000 from the SVB loan facility. The Company did not meet the specific milestones to access the rest of the loan facility.

Both loan facilities contain customary covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, sell certain assets, guarantee obligations of third parties, declare dividends or make certain distributions, and undergo a merger or consolidation or certain other transactions. Both loan facilities also contain customary events of default. The TPC loan facility is subordinate to the SVB loan facility. As of December 31, 2025, the Company was in compliance with all of the covenants under both loan facilities.

The Company recognized $503 and $735 of interest expense for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025, the total remaining principal and end of term repayments on the loan facilities are as follows:

2026	$1,806
2027	143
Total loan payments	1,949
Less: unamortized debt issuance costs	(34)
Net carrying amount	$1,915

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

7. Stockholders’ Equity

On August 8, 2022, the Company amended and restated its Certificate of Incorporation dated as of March 29, 2021, and as may be amended from time to time with respect to the offering and/or rights and preferences of common stock and preferred stock.

Preferred Stock Dividends

The holders of each series of Preferred Stock are entitled to receive dividends either prior to or simultaneously with dividends declared on another class or series of capital stock in an amount at least equal to the amount that would be received on an as converted basis to Common Stock. Preferred stock dividends are not cumulative.

Liquidation, Dissolution or Winding Up

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or Deemed Liquidation Event, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stakeholders on a pari passu basis between each such series of Preferred Stock but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof an amount per share equal to the greater of (i) the original issue price for such series of Preferred Stock plus any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Common Stock pursuant to Section 4 of the Amended and Restated Certificate of Incorporation immediately prior to such liquidation, dissolution, winding up of the Company or Deemed Liquidation Event. As of December 31, 2025 and 2024, the liquidation preference for preferred stock was $34,491.

After the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

Voting

Each holder of outstanding shares of preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible as of the record date. Fractional voting rights available on an as-converted basis shall be rounded to the nearest whole number.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

Protective Provisions

At any time when any shares of preferred stock are outstanding, the corporation shall not, either directly or indirectly, do any of several actions without the written consent or affirmative vote of the requisite holders. The protective provisions include restrictions involving liquidation, issuance of additional debt or equity securities, payment of dividends or redemption of equity other than expressly permitted in the agreement, changes to certain corporate formation or equity and governance provisions, holding or transacting in cryptocurrency or other blockchain-based assets and entering into transactions with less than wholly owned subsidiaries.

Optional Conversion

Each share of Preferred Stock shall be convertible, upon written notice by the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable original issue price for such series of Preferred Stock by the applicable conversion price for such series of Preferred Stock as set forth in the Amended and Restated Certificate of Incorporation, which states that the conversion ratio is 1:1 Preferred Stock to Common Stock.

Mechanics of Conversion

All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange thereof, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided and to receive payment of any dividends declared but unpaid thereon.

Mandatory Conversion

Upon either the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended and resulting in at least $30,000 of gross proceeds, net of the underwriting discount and commissions, to the Company (a “Qualified IPO”) or the date and time, or the occurrence of an event, specified by an affirmative vote or written consent of the Requisite Holders, then all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to such series of Preferred Stock and such shares may not be reissued by the Company.

8. Stock-based compensation

2019 Stock Incentive Plan

In 2019, the Company implemented the 2019 Stock Incentive Plan (the “2019 Plan”) which authorized the issuance of options for the exercise of incentive units. Subject to adjustment, awards may be made under the 2019 Plan for up to 600,000 shares of common stock. Under the Plan, options may be granted to employees in the form of non-statutory stock options or incentive stock options. Following the adoption of the 2020 Plan, no additional awards and no shares of the Company’s common stock remain available for future issuance under the 2019 Plan. However, the 2019 Plan will continue to govern the terms and conditions of the outstanding awards previously granted thereunder.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

2020 Equity Incentive Plan

In March 2021, the Company’s board of directors adopted, and the stockholders approved, the Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), which authorized the issuance of stock awards, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, and restricted stock units. Subject to adjustment, awards may be made under the 2020 Plan for up to 1,498,908 shares of common stock.

The following table presents, on a weighted-average basis, the assumptions used in the Black Scholes option-pricing model to determine the grant-date fair value:

	Year Ended December 31,
	2025	2024
Expected term in years	6.3	6.3
Expected volatility	71.7%	69.2%
Risk-free interest rate	4.2%	4.3%
Expected dividend yield	-	-

The following table summarizes the Company’s stock option activity since December 31, 2024:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Term (Years)
Outstanding as of December 31, 2024	762,095	$0.67	7.5
Granted	107,963	0.70
Exercised	49,400	0.25
Cancelled	92,248	0.57
Outstanding as of December 31, 2025	728,410	$0.72	7.2
Options exercisable as of December 31, 2025	452,750	$0.74	6.3

The Company recorded compensation expense amounting to $91 and $118 related to the vesting of incentive stock options during the years ended December 31, 2025 and 2024, respectively. The following table summarizes the classification of this stock-based compensation in the statements of operations:

	Year Ended December 31,
	2025	2024
Cost of revenue	$8	$10
Selling and marketing	7	17
General and administrative	13	19
Research and development	63	72
Total stock-based compensation	$91	$118

As of December 31, 2025, the total unamortized compensation expense was $138, which is expected to be recognized over a weighted average period of 2.9 years.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

9. Retirement Plans

The Company sponsors an employee 401(k) plan covering substantially all its employees upon meeting age requirements. Employees may contribute up to 100% of their salary, subject to Internal Revenue Service limitations. Although, from time to time, the Company may make a discretionary matching or profit-sharing contribution to the plan, no such contributions were made during the years ended December 31, 2025 and 2024.

10. Commitments and Contingencies

Vendor Commitments

Ergatta has an alliance agreement with a vendor, WaterRower, to manufacture rowing machine equipment. This alliance agreement, as amended, carries an exclusivity period that continues through the later of June 30, 2027 or two years after the date that the inventory of prepaid touchscreens has been fully depleted. The Company estimates that the exclusivity period will continue through approximately December 31, 2029. Ergatta committed to purchasing 6,000 rowing machines during 2023 and made a prepayment of $900 for 2,000 touchscreens. During the year ended December 31, 2023, Ergatta did not meet the minimum rower purchase commitment under the alliance agreement. As a result, the alliance agreement was amended in January 2024. This amendment waived any payments for the 2023 shortfall in exchange for Ergatta making a prepayment of $2,700 for an additional 6,000 touchscreens. This payment was made in January 2024. Rowers and Upgrades shipped after the date of this amendment include a prepaid touchscreen until such prepaid inventory is exhausted. During 2024, the Company recorded an impairment for the prepaid touchscreens based on their estimated net realizable value, resulting in an impairment expense of $899. The remaining balance for prepaid touchscreens was $828 and $1,527 as of the years ended December 31, 2025 and 2024, respectively, which is included in prepaid expenses and other current assets on the balance sheets. No annual purchase commitments were made for 2024 or any future years.

Sales and Use Tax

The Company performed a sales tax nexus analysis and determined that there is unpaid sales tax to various states. The Company recognized liabilities for unpaid state and international sales and use taxes deemed probable and estimable, which is included in accrued expenses and other current liabilities in the balance sheets. As the statute of limitations elapses for various unpaid sales and use taxes, the Company reverses the uncollected portion of sales and use tax from general and administrative expenses in the statements of operations. The remaining liabilities for unpaid sales and use taxes totaled $196 and $642 as of December 31, 2025 and 2024, respectively.

In June 2025, the Company concluded a sales and use tax audit with New York State, which resulted in payment of $47 for unpaid sales and use taxes, including accrued interest.

Litigation

In the normal course of business, the Company is subject to proceedings, lawsuits, and other claims and assessments. The Company has assessed its exposure for contingent liabilities and believes that any potential liability is not expected to have a material effect on its financial position, results of operations, or cash flows.

Ergatta, Inc.

Notes to the Financial Statements

December 31, 2025 and 2024

(in thousands, except share and per share amounts)

11. Subsequent Events

On February 18, 2026, the Company entered into an Agreement and Plan of Merger to be acquired by Interactive Strength Inc. for total consideration of up to $16,500. The consideration payable to stockholders in exchange for their shares consists of (i) $1,750 of cash consideration to be paid at the closing; (ii) $1,750 in deferred cash consideration evidenced by a Seller Loan and Security Agreement with a maturity date of April 30, 2027; (iii) up to $3,500 of contingent cash consideration to be paid on April 30, 2027; and (iv) $9,500 of Series D-1 Preferred Stock of Interactive Strength Inc. Additionally, Interactive Strength Inc. will issue equity incentives to certain members of the Company’s senior management, consisting of (i) $2,000 of Series D-2 Preferred Stock of Interactive Strength Inc and (ii) $1,000 of Series D-3 Preferred Stock of Interactive Strength Inc. The transaction closed on March 11, 2026. The Company is currently evaluating the effect of this transaction on its financial statements and related disclosures.

On March 3, 2026, the Company fully repaid the SVB loan facility in accordance with the stipulated payment schedule for the loan facility.

In connection with the closing of the Merger described above, the Company made an early full repayment of the TPC loan facility on March 11, 2026, resulting in a payment of $1,659.

In connection with the closing of the Merger described above, all outstanding options and warrants were canceled as of March 11, 2026.

The Company has evaluated subsequent events through March 30, 2026, the date on which these financial statements were available to be issued, and determined that there have been no events other than those described herein that have occurred that would require adjustments to the disclosures in the financial statements.